UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2007 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

9600 54th Avenue North, Suite 100
Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)     On August 24, 2007, the ev3 board of directors, upon recommendation of the compensation committee of the board, approved increases in the base salaries of ev3’s named executive officers effective immediately. As disclosed in more detail in ev3’s proxy statement in connection with its 2007 annual meeting of stockholders under the heading “Compensation Discussion and Analysis,” ev3 generally targets the 50th to 75th percentile of the compensation survey data for the base salaries of its executive officers. It is the general practice of the ev3 board of directors to make adjustments to an executive officer’s base salary level based on comparisons to survey data and evaluation of the officer’s level of responsibility and experience as well as company-wide performance. In determining base salaries, the ev3 board of directors recognizes that ev3 has recruited a group of executive officers the board believes is capable of developing ev3 into a market leader. The board of directors also considers each executive officer’s experience and qualifications, individual performance and the impact of such performance on the company’s results in setting base salaries. The ev3 board of directors recognizes that at any point in time the salaries of ev3’s executive officers tend to be closer to the 50th percentile of the comparative data, because base salaries in compensation surveys tend to increase with company size and as ev3 has experienced rapid growth, the board of directors generally has not contemporaneously adjusted base salaries as the scale of the business has grown. Based on a review by Mercer Human Resources Consulting of executive compensation information contained in recent proxy statements filed by comparable companies, a review by Mercer of other third party executive compensation survey data, and Mercer’s own analysis and recommendations, which in turn were based, in part, on the proxy statement and third party survey data, and other factors, and upon the board of directors’ own recognition that the scale of the business has increased dramatically, the ev3 board of directors determined that the base salaries of ev3’s executive officers should be increased effective immediately instead of in January 2008 when such increases are typically made each year. The following table sets forth the new base salaries of ev3’s named executive officers:

New Annual
Name of Named Executive Officer	Base Salary
James M. Corbett	$475,000
President and Chief Executive Officer
Patrick D. Spangler	$314,800
Senior Vice President, Chief Financial Officer and Treasurer
Stacy Enxing Seng	$323,664
Senior Vice President and President, Cardio Peripheral Division
Pascal E.R. Girin	Euro 311,987
Senior Vice President and President, International
In addition, on August 24, 2007, the ev3 board of directors, upon recommendation of the compensation committee of the board, approved two amendments to the ev3 Inc. Executive Performance Incentive Plan for 2007. Under the terms of the ev3 Inc. Executive Performance Incentive Plan, participants, including ev3’s named executive officers, are eligible to earn quarterly cash bonuses based on ev3’s financial performance. The plan is designed to provide a direct financial incentive to ev3’s executive officers for achievement of specific performance goals of the company. Each of the named executive officers has a yearly incentive target under the performance incentive plan, expressed as a percentage of his or her base salary. The level of each incentive target is based on the individual’s level of responsibility within the company. Each executive’s bonus payment under the plan for a particular quarter is determined by multiplying the executive’s target bonus amount (the executive’s incentive target times his or her base salary) for the quarter by a percentage determined based on the achievement of corporate financial goals.

The bonus payout percentages for the first three quarters of the year are based on achievement of three company performance measures: worldwide revenue, worldwide controllable operating expense as a percentage of revenue and worldwide gross margin. The bonus payout percentages for the fourth quarter of the year are based on working capital and earnings before interest, taxes, depreciation and amortization, adjusted for non-cash, stock-based compensation expense, in addition to worldwide revenue, worldwide controllable operating expense as a percentage of revenue and worldwide gross margin.
One of the amendments to the plan changes, with respect to certain executives responsible for divisional performance, including Ms. Enxing Seng and Mr. Girin, the allocation of the executive’s overall incentive target to reflect divisional performance in addition to corporate performance. These changes do not affect, however, any executive’s overall incentive target under the plan, expressed as a percentage of his or her base salary. This amendment is effective beginning with the fourth fiscal quarter 2007.
The other amendment to the plan changes the thresholds used in determining the incentive pool funding to better balance the reward for the over-performance of goals and the penalty for under-performance. The amendment does not affect the overall targets for worldwide revenue, worldwide controllable operating expense as a percentage of revenue, worldwide gross margin, working capital and earnings before interest, taxes, depreciation and amortization, adjusted for non-cash, stock-based compensation expense. The amendment simply affects the payout amount in the event of over-performance or under-performance with respect to these goals. For example, under the old plan, an over-performance of the revenue target by 3%, would result in a 20% increase in the payout, while an under-performance of the revenue target by 3% would result in a 20% decrease in the payout. Under the amended plan, an over-performance or under-performance of the revenue target by 3% would result in a 10% increase or decrease in the payout. This amendment is effective beginning with the third and fourth fiscal quarters 2007.
On August 24, 2007, the ev3 board of directors, upon recommendation of the compensation committee of the board, also approved in principle the parameters for the ev3 Inc. Executive Performance Incentive Plan for 2008. The 2008 plan will be identical to the fourth fiscal quarter 2007 plan, except for the specific targets for worldwide revenue, worldwide controllable operating expense as a percentage of revenue, worldwide gross margin, working capital and earnings before interest, taxes, depreciation and amortization, adjusted for non-cash, stock-based compensation expense and individual yearly incentive targets, expressed as a percentage of base salary. The individual yearly incentive targets, expressed as a percentage of base salary, for ev3’s named executive officers will be as follows: Mr. Corbett (80%); Mr. Spangler (60%); Ms. Enxing Seng (60%) and Mr. Girin (60%).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2007	ev3 Inc.
	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Senior Vice President, Secretary and Chief Legal Officer